Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Employee and Client Q&A

Employees

1.	What was announced?

•	We announced that RRD has entered into an agreement to be acquired by Atlas Holdings LLC in an all-cash transaction.

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Under the agreement, RRD stockholders will receive $8.52 per share in cash, representing a premium of approximately 29.1 percent over RRD’s closing price on November 2, 2021, approximately 72.8 percent over RRD’s closing share price on October 11, 2021, the last trading day prior to the announcement of a non-binding offer by Chatham Asset Management, LLC, and a premium of approximately 64.1 percent over RRD’s 60-day volume weighted average price for the period ended October 11, 2021.

•	This transaction enables RRD stockholders to realize immediate and substantial cash value at a significant premium.

2.	Why this transaction? Why is now the right time for this deal?

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We are always looking for opportunities to enhance stockholder value, and RRD’s current performance and this transaction is the culmination of a thorough, multi-year process to maximize value for RRD stockholders.

•	This process included evaluating numerous strategic options, and the Board unanimously believes this transaction is the strongest path forward and in the best interests of RRD and its stockholders.

•	The transaction provides immediate and substantial cash value, as well as a compelling premium.

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In addition, Atlas owns and operates a diversified group of more than 20 manufacturing and distribution businesses across a variety of industrial sectors and has a strong track record of partnering with their companies, across multiple sectors, to foster growth and sustained market leadership.

•	After the planned closing of the merger, and as we enter the next chapter for our company, Atlas is a great partner to help us advance our long-term strategy.

3.	Why Atlas?

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Atlas owns and operates a diversified group of more than 20 manufacturing and distribution businesses across a variety of industrial sectors and has a strong track record of partnering with their companies, across multiple sectors, to foster growth and sustained market. They are also not just an investment firm; they bring decades of experience in – and a deep understanding of our particular our business. Atlas currently operates businesses in many industrial sectors relevant to our core offerings.

•	After the planned closing of the merger, and as we enter the next chapter for our company, Atlas is a great partner to help us advance our long-term strategy.

4.	What does this mean for employees? Will this announcement have an immediate impact on day-to-day operations at RRD?

•	This transaction is about creating an even stronger business that we expect will result in exciting career development opportunities for many employees.

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However, it is important to remember that the announcement is just the first step toward completing this transaction. We expect to close the transaction in the first half of 2022, and until then we are operating as usual at RRD. We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our clients as you always have.

•	We will keep you informed of developments as we move toward completing the transaction in the weeks and months ahead.

5.	Will RRD employees become employees of Atlas?

•	No, RRD employees will continue to be employees of RRD.

6.	Will there be any layoffs or redundancies as a result of this transaction?

•	Atlas has been clear that they are excited to partner with our talented team.

•	Atlas is as focused as we are on investing in and growing our business.

•	Our commitment to being as transparent as we can with you remains a priority for RRD.

7.	Should employees expect any change to compensation or benefits?

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Until the transaction closes, we will operate under our current compensation and benefit programs, and expect to offer substantially comparable benefits (determined as a whole) for at least 12 months following close.

•	To the extent there are any changes, we would inform you in advance with detailed communications.

•	We know you are eager for more information and we will share that when we can.

8.	I own shares in RRD. What do I need to do? Can I trade RRD shares?

•	Employees who are stockholders of RRD will receive $8.52 in cash for each share of RRD that they own, including equity grants that have vested and not yet been sold, upon closing of the transaction.

•	Until close, we remain a public company, and equity that has been granted but is currently unvested will continue to vest on its normal vesting schedule.

•	If you own shares, you will also be given the opportunity to vote your shares for or against the transaction with Atlas – however, there is no action required at this time.

•	Details regarding the shareholder vote will be communicated to you and all shareholders in advance.

9.	Will I continue to be subject to trading windows?

•	Yes. Until the transaction closes, we will continue to operate as an independent public company, and all trading windows still apply.

10.	What does it mean to be a private company? Does this mean we are a private company today?

•	Until closing, we will remain an independent, publicly traded company.

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When the transaction closes, RRD’s common stock will no longer be listed on NYSE, and each RRD stockholder will receive $8.52 in cash for each share of RRD stock that they own. The shares of private companies are not publicly traded.

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That said, today’s announcement is just the first step in a process. We expect the transaction will close in the first half of 2022, subject to customary closing conditions, including approval by RRD stockholders and receipt of regulatory approvals.

11.	Are there differences we will notice as a private company? Does this transaction change RRD’s strategy?

•	This transaction does not change our strategy or the key initiatives we currently have underway.

•	As a team, we’ll remain dedicated to our clients.

•	After the planned closing of the merger, and as we enter the next chapter for our company, Atlas is a great partner to advance our long-term strategy.

•	This transaction is a testament to the achievements of you, our valued team members.

12.	Will there be any changes to the RRD name and brand?

•	There have been no announced plans to change the brand.

•	Until the closing of the merger, it remains business as usual and we will continue to serve our clients.

13.	Who will lead the company?

•	We are operating as usual at RRD and we do not expect there to be any immediate changes to RRD’s senior leadership.

•	We remain focused as always on advancing our long-term strategy, driving value for our stakeholders and better serving our clients.

14.	What do I need to do between now and close?

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We expect the transaction to close in the first half of 2022, subject to the satisfaction of customary closing conditions, including the approval of RRD’s stockholders and receipt of regulatory approvals.

•	Until then, RRD will continue to operate as a separate and independent company.

•	We are operating as usual at RRD, so please stay focused on serving our clients as you always have.

15.	What should I tell clients?

•	We are confident that this transaction is a positive outcome for all RRD stakeholders, especially our clients.

•	We expect the transaction to close in the first half of 2022. Until then, RRD will continue to operate as a separate and independent company.

•	Our number one priority is to continue to serve our clients.

16.	What do I do if I’m contacted by a member of the news media about the transaction?

•	Consistent with company policy, if you receive any inquiries from stockholder, analysts, or members of the media, please forward them to Johan Nystedt at johan.nystedt@rrd.com.

17.	Who do I contact with questions? Where can I go for more information?

•	If you have any questions or concerns, please contact your manager.

•	As you can imagine, it’s still early in the process. We will get you all the answers that we can, as they become available.

Clients / Business Partners / Suppliers

18.	What are the benefits of this transaction for clients / business partners / suppliers?

•	We believe this is a great outcome for our clients and will make RRD an even stronger partner.

•	As a private company and with the support of Atlas, we will continue to build on our momentum and advance our work on behalf of our clients.

•	We look forward to working closely with Atlas as we continue to focus on providing a best-in-class experience to our clients and evolving our offerings to meet their evolving needs.

19.	Will this announcement impact RRD’s pricing and/or product offerings?

•	We do not expect any changes to our clients’ and partners’ contract or services agreements as a result of this announcement and your day-to-day contacts at RRD will stay the same.

•	Please continue to focus on our strategy, driving revenue and operating as usual.

20.	Where can I find more information about the announcement? Who can I contact for additional questions?

•	If you have additional questions, please feel free to reach out to your current RRD contact directly.

Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of R. R. Donnelley & Sons Company (“RRD”) by affiliates of Atlas Holdings LLC (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Atlas Holdings LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay a termination fee; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities or the COVID-19 pandemic, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties that will be described in the proxy statement to be filed by RRD with the SEC in connection with the Transaction (the “Proxy Statement”) and available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, RRD intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive version of the Proxy Statement (if and when available) will be mailed to RRD stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the Proxy Statement or any other document that RRD may file with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain, free of charge, copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by RRD through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of RRD’s website at investor.rrd.com or by contacting the RRD investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

RRD and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in RRD’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 13, 2021 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on RRD’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.